                                                                     Exhibit 4.1

                            SUBSCRIPTION AGREEMENT


     SUBSCRIPTION AGREEMENT (this "Agreement") made as of the date set forth on the signature page hereof between Endorex Corporation, a Delaware Corporation (the "Company") and the undersigned (the "Subscriber").

                             W I T N E S S E T H:

     WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in connection with the proposed sale of securities of the Company (the "Offering"). This Agreement is being executed and delivered in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"); and

     WHEREAS, the Company desires to sell to the Subscriber and the Subscriber desires to purchase from the Company the number of Units set forth beside such Subscriber's name on the signature page hereto. Each "Unit" shall consist of (i) a number of shares of common stock of the Company (rounded to the nearest whole share, with one-half (0.5) of one share, or greater fraction thereof, being rounded upward), par value $.001 per share (the "Common Stock"), determined by dividing one hundred thousand dollars ($100,000) by the lower of (a) the average closing price of the Common Stock, as quoted on the American Stock Exchange, for the five (5) consecutive trading days immediately preceding the date on which the Company executes this Agreement (the "Pricing Date"), (b) the average closing price of the Common Stock, as quoted on the American Stock Exchange, for the fifteen (15) consecutive trading days immediately preceding the Pricing Date or (c) $7.25 (the lower of such prices being referred to herein as the "Common Stock Price"); provided, however, that the Company shall not be obligated to execute this Agreement or sell the Units if the Common Stock Price, were this Agreement to be executed by the Company, would be below $3.25 and (ii) a warrant (collectively, the "Warrants"), substantially in the form attached hereto as Exhibit A, to purchase a number of shares of Common Stock equal to twenty five percent (25%) of the shares of Common Stock included in such Unit, such warrants to be exercisable, in whole or in part, at any time prior to the fifth anniversary of the date of issuance at an exercise price equal to one hundred twenty five percent (125%) of the Common Stock Price (the Common Stock, the Warrants, and the Common Stock issuable upon the exercise of the Warrants are sometimes herein collectively referred to as the "Securities").

     NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.   SUBSCRIPTION FOR UNITS, REPRESENTATIONS AND COVENANTS BY SUBSCRIBER
     -------------------------------------------------------------------

          1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units and the Company agrees to sell such Units to the Subscriber as is set forth upon the signature page hereof at a price equal to $100,000 per Unit (the "Purchase Price"). The Purchase Price is payable by personal or business check or wire transfer of immediately available funds made payable to "State Street Bank & Trust Co., "Escrow Agent," F/B/O Endorex Corporation" contemporaneously with the execution and delivery of this Agreement by the Subscriber. The certificates representing the Common Stock, and the Warrants, subscribed for pursuant to this Agreement will be delivered by the Company within ten (10) days following the Pricing Date as set forth in Article III hereof. The Subscriber understands, however, that this purchase of Units is contingent upon the Company receiving subscriptions for a number of Units which would provide aggregate gross proceeds to the Company of at least $2,000,000 (the "Minimum Offering") prior to May 1, 2000 (the "Offering Termination Date").

          1.2 The Subscriber recognizes that the purchase of Units involves a high degree of risk, as set forth in the "Risk Factors" section of the Company's Prospectus dated January 5, 2000, contained in the Subscriber Package (defined in Section 1.5 hereof).

          1.3 The Subscriber represents that the Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act, as indicated by the Subscriber's responses to the questions contained in the Confidential Investor Questionnaire attached hereto as Exhibit B (the "Investor Questionnaire"), and that the Subscriber is able to bear the economic risk of an investment in the Units.

          1.4 The Subscriber hereby acknowledges and represents that (i) the Subscriber has prior investment experience, including investment in securities which are non-listed, unregistered and/or not traded on the Nasdaq National or SmallCap Market, a national or regional stock exchange (including, without limitation, the New York Stock Exchange or the American Stock Exchange), or the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Subscriber and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on the Subscriber's behalf; (ii) the Subscriber recognizes the highly speculative nature of this investment; and (iii) the Subscriber is able to bear the economic risk which the Subscriber hereby assumes.

          1.5 The Subscriber hereby acknowledges receipt and careful review of this Agreement and all attachments to it (including, without limitation, the Offering Summary, the Executive Summary, the Warrant, the Company's press release dated March 1, 2000, and the Company's periodic reports on Form 10-QSB and Form 10-KSB (and Forms 8-K, if any) filed since March 29, 1999 and prior to March 3, 2000, the Company's Proxy Statement for its 1999 Meeting of Shareholders and the Company's Prospectus dated January 5, 2000 (the "SEC

Documents" and collectively with this Agreement and the attachments to it, the "Subscriber Package")); and hereby represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and has received any additional information which the Subscriber has requested.

          1.6 (a) To the extent necessary, the Subscriber has retained, at his/her/its sole expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Units hereunder. The Subscriber acknowledges and agrees that Paramount Capital, Inc. (the "Finder") has not supplied any information other than information furnished in writing to the Company by Finder relating to Finder, that Finder has no responsibility for the accuracy or completeness of the information, and that the Subscriber has not relied upon the independent investigation or verification, if any, which may have been undertaken by the Finder.

               (b) The Subscriber represents that no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

          1.7 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with, and who are not compensated by, the Company or any affiliate or selling agent of the Company, including Finder, directly or indirectly), has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby.

          1.8 The Subscriber hereby acknowledges that the offering of Units has not been reviewed by the United States Securities and Exchange Commission or any state regulatory authority, since the Offering is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Regulation D promulgated under the Act. The Subscriber shall not sell or otherwise transfer the Securities comprising the Units unless such Security is registered under the Act or unless an exemption from such registration is available.

          1.9 The Subscriber understands that the Securities comprising the Units have not been registered under the Act by reason of Rule 506 under Regulation D of the Act, a claimed exemption under the provisions of the Act, which depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities comprising the Units for the Subscriber's own account for investment and not with a view toward the resale or distribution to others. The Subscriber, if an entity, was not formed for the purpose of purchasing the Securities.

          1.10 The Subscriber understands that although there currently is a public market for the Common Stock, Rule 144 ("Rule 144") promulgated under the Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts and subject to other restrictions) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act, unless such resale shall otherwise be exempt from such registration requirements. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Units or any of the Common Stock (including the Common Stock issuable upon exercise of the Warrants) comprising the Units under the Act or any state securities or "blue sky" laws other than as set forth in Article V herein. The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including Finder and its officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of, (i) any misrepresentation made by the Subscriber contained in this Agreement (including the Investor Questionnaire), (ii) any sale or distribution by the Subscriber in violation of the Act or any applicable state securities or "blue sky" laws or
(iii) any untrue statement of a material fact made by the Subscriber and contained herein.

          1.11 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Common Stock that such shares of Common Stock have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Common Stock.

          1.12 The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call Subscriber's bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, to accept subscriptions for fractional units and to close the Offering to the Subscriber at any time.

          1.13 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber's principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

          1.14 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities comprising the Units. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

          1.15 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          1.16 The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD Rules of Fair Practice, receipt of which must be acknowledged by such firm on the Investor Questionnaire.

          1.17 The Subscriber represents that since the period from the date that Subscriber was first contacted with respect to the potential purchase of Securities, the Subscriber has not sold "short" or "shorted against the box" (as those terms are generally understood) any equity security of the Company. The Subscriber covenants and agrees that until the last date upon which Subscriber holds any Securities or Registrable Securities, the Subscriber shall not, directly or indirectly, through related parties, affiliates or otherwise, (i) sell "short" or "short against the box" (as those terms are generally understood) any equity security of the Company or (ii) otherwise engage in any transaction, except for any transaction contemplated by this Agreement, that involves hedging of the Subscriber's position in any equity security of the Company.

          1.18 The Subscriber represents that he/she/it is not an Affiliate (as defined in Section 5.1 below) of the Company or a director, officer, employee or agent of any such Affiliate of the Company.


II   REPRESENTATIONS BY AND COVENANTS OF THE COMPANY
     -----------------------------------------------

     The Company hereby represents and warrants to the Subscriber that:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Company's financial statements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Illinois and in each jurisdiction in which the failure to do so would have a material adverse effect on the Company's business or financial condition.

          2.2 Capitalization. As of December 31, 1999, the authorized capital stock of the Company consisted of (i) 50,000,000 shares of common stock, par value $0.001 per share, of which 10,755,653 shares were issued and outstanding, and of which 2,209,914 shares were reserved for issuance under the Company's stock incentive plans (for which options to purchase 1,571,502 shares were outstanding) and 2,459,600 shares were reserved for issuance under the

Company's outstanding warrants, and (ii) 500,000 shares of preferred stock, par value $.05 per share, of which 183,177 shares were issued and outstanding. The terms, preferences and privileges of the outstanding shares of capital stock are set forth in the Company's Certificate of Incorporation as amended to the date hereof (the "Certificate"). Except as set forth in the Company's financial statements and other SEC filings, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. Except as set forth in Company's financial statements and other filings filed with the SEC, no holder of any capital stock or securities of the Company has any registration rights.

          2.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Upon the issuance and delivery of the Securities as contemplated by this Agreement, and upon compliance by the Subscriber with the terms hereof, such Securities will be validly issued, fully paid and nonassessable. The Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms thereof for the consideration expressed therein, will have been duly and validly issued, fully paid and nonassessable. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

          2.4  No Conflict; Governmental and Other Consents.

          (i) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

          (ii) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement, except such filings as may be required to be made with the SEC, the National Association of Securities Dealers, Inc. ("NASD"), the American Stock Exchange ("AMEX"), such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") and filings with governmental authorities for purposes of effecting compliance with the securities and blue sky laws in the states in which Units are offered and/or sold, which compliance, if required to be effected by the Company, will be effected in accordance with such laws. The Company has not received any delisting notices, notice of violation or similar inquiry regarding its eligibility for listing from AMEX.

          2.5 Licenses. Except as set forth in the Company's financial statements and other SEC filings, the Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith.

          2.6 Litigation. Except as set forth in the Company's financial statements and other filings filed with the SEC, to the best knowledge of the Company after due inquiry, there is no pending or threatened legal or governmental proceedings against the Company which could materially adversely affect the business, property, financial condition or operations of the Company.

          2.7 Accuracy of Reports. All material reports required to be filed by the Company within the two years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly filed with the Commission, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by any subsequently filed report, to the best of the Company's knowledge, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          2.8 Offering Summary; Disclosure. No information set forth in the Offering Summary or in any exhibit to the Offering Summary contains, as of the respective date thereof, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          2.9 Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          2.10 Changes. Since September 30, 1999, there has not been (a) any incurrence by the Company of any material liability, absolute or contingent, or
(b) any event or condition of any character that has materially and adversely affected or might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted), except as has been disclosed to Subscriber, including, without limitation, any disclosure made pursuant to the Subscriber Package being furnished to the Subscriber herewith. There is no material liability or contingency of the Company that is not disclosed in the Subscriber Package.

          2.11 Patents and Trademarks. To its knowledge, except as disclosed in the SEC Documents, the Company owns or possesses the right to use to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without infringement of any rights of a third party. Except as is disclosed in the SEC Documents, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, which violation would have a material adverse effect on the Company. Except as disclosed in the SEC Documents, the Company has not granted (nor has the Company licensed from a third party) any material rights to or licenses to its patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes.

          2.12 Use of Proceeds. The Company currently intends that the net proceeds of the Offering will be used by the Company for its research and development activities, including preclinical and clinical studies, and general corporate purposes. The Company may also use a portion of the net proceeds for the acquisition of businesses, products and technologies.


III. TERMS OF SUBSCRIPTION
     ---------------------

          3.1 The Company shall sell to the Subscribers a number of Units which would provide aggregate gross proceeds to the Company of at least $2,000,000 (the "Minimum Offering Amount") but in no event shall the Company sell to Subscribers a number of Units comprised of more than 1,500,000 shares of Common Stock (excluding the shares of Common Stock underlying the Warrants) (the "Maximum Offering"), at a purchase price of $100,000 per Unit (the "Purchase Price"). The Purchase Price is payable on the date of Subscriber's execution hereof by personal or business check or wire transfer of immediately available funds made payable to "State Street Bank & Trust Co., N.A., "Escrow Agent," F/B/O Endorex Corp." The Company may execute this Agreement at any time after its receipt of the Minimum Offering Amount and prior to the Offering Termination Date (the date of such execution being the "Pricing Date"). The Company shall notify each Subscriber by telephone and/or facsimile that the Company has executed this Agreement on the date of such execution. The Company shall deliver the shares of Common Stock and the Warrants being subscribed for hereunder directly to the Subscriber's account maintained by the Finder or, if no such account exists, to the residential or business address indicated on the signature page hereto, on a date specified by the Company and the Finder (the "Closing Date"), provided, however, that the Closing Date shall be no later than ten (10) days after the Pricing Date.

          3.2 Pending the sale of the Units, all funds paid hereunder shall be held in escrow with the Escrow Agent, having a branch at 61 Broadway, New York, New York. If the Company shall not have obtained subscriptions (including this subscription) for purchases of the Minimum Offering on or before the Offering Termination Date, then this subscription shall be void and all funds paid hereunder by the Subscriber shall be promptly returned to the Subscriber, with interest, if any; provided, however, that the Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.


IV.  CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS
     --------------------------------------------

          4.1 The Subscribers' obligation to purchase the Units at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

               (a) Representations and Warranties Correct. The representations and warranties made by the Company in Article II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on each Closing with the same force and effect as if they had been made on and as of said date.

               (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

               (c) Listing. The Company shall have filed an Application for Listing of Additional Shares with the American Stock Exchange.

               (d) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

               (e) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Securities (except as otherwise provided in this Agreement).

               (f) Minimum Subscriptions. The Company shall have received binding subscriptions for Units with an aggregate purchase price of at least $2,000,000.

               (g) Legal Opinion. At the Closing, counsel to the Company shall have delivered to the Subscribers a legal opinion reasonably satisfactory to the Finder relating to certain matters with respect to the Offering.


V.   REGISTRATION RIGHTS
     -------------------

          5.1 As used in this Agreement, the following terms shall have the following meanings:

               (a) "Affiliate" shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing).

               (b) "Business Day" shall mean a day Monday through Friday on which banks are generally open for business in New York.

               (c) "Holders" shall mean the Subscribers and any person holding Registrable Securities (including, without limitation, the shares of Common Stock issuable upon exercise of the warrants to be granted to the Finder and/or its designees pursuant to the Finders Agreement between the Company and the Finder dated February 29, 2000 (such agreement being referred to herein as the "Finders Agreement" and such warrants being referred to herein as the "Paramount Warrants")) or any person to whom the rights under Article V have been transferred in accordance with Section 5.9 hereof.

               (d) "Person" shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

               (e) The terms "register," "registered" and "registration" refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

               (f) "Registrable Securities" shall mean (i) the shares of Common Stock included in the Units; (ii) the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"); (iii) the shares of Common Stock issuable upon exercise of the Paramount Warrants; (iv) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Common Stock; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they
(A) have not been disposed of pursuant to a registration statement declared effective by the Commission, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or
(C) are held by a Holder or a permitted transferee pursuant to Section 5.9.

               (g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

               (h) "Registration Statement" shall have the meaning ascribed to such term in Section 5.2.

               (i) "Registration Period" shall have the meaning ascribed to such term in Section 5.4.

               (j) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

          5.2 No later than thirty (30) days after the Closing Date (the "Filing Date"), the Company shall file a "shelf" registration statement on the appropriate form (the "Registration Statement") with the Commission and use its best efforts to effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) of the Registrable Securities prior to the date which is 75 days after the Closing Date. Notwithstanding the foregoing, the Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

          5.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

          5.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

               (a) use its best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective until the Holders have completed the distribution described in the registration statement relating thereto. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as "the Registration

Period." Notwithstanding the foregoing, at the Company's election, the Company may cease to keep such registration, qualification, exemption or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as they are no longer, by reason of Rule 144 promulgated under the Act (or other exemption from registration acceptable to the Company) required to register for the sale thereof; and

               (b)  advise the Holders:

                    (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                    (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                    (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                    (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                    (v) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

               (c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

               (d) furnish to each Holder upon request, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference) in the form filed with the Commission;

               (e) during the Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto. In addition, upon the reasonable request of the Holder and subject in all cases to confidentiality protections reasonably acceptable to the Company, the Company will meet with a Holder or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities, and will otherwise cooperate with any Holder conducting an investigation for the purpose of reducing or eliminating such Holder's exposure to liability under the Act, including the reasonable production of information at the Company's headquarters;

               (f) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

               (g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request at least three (3) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

               (h) upon the occurrence of any event contemplated by Section 5.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          5.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 5.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

          5.6 (a) To the extent permitted by law, the Company shall indemnify each Holder and each person controlling such Holder within the meaning of
Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each

Holder and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; and, provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, or the failure of the Finder to comply with the covenants and agreements contained in the Finders Agreement (as defined in Section 5.1(c) hereof), and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) or in the prospectus subject to completion and term sheet under Rule 434 of the Act, which together meet the requirements of Section 10(a) of the Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any such Holder or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

               (b) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

               (c)  Each party entitled to indemnification under this Section
5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

               (d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          5.7 (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 5.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

               (b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 5.2 during (i) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (ii) any period, not to exceed one 45-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

               (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

               (d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities.

               (e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

               (f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

               (g) At the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described above, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

          5.8 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

               (c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          5.9 The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 5.1 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 5.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

          5.10 With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Article V may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

          5.11 Except to the extent any delay is due to the failure of a Subscriber or the Finder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company for use in the Registration Statement, in the event that the Registration Statement is not filed by the date that is 30 days following the Closing Date, the Company shall, for no additional consideration, pay to each Subscriber as liquidated damages and not as a penalty an amount in cash equal to one percent (1%) of the amount invested by such Subscriber for each 30 day period in which the Registration Statement remains unfiled; provided, however, that in no event shall the amount of liquidated damages payable by the Company to any

Subscriber pursuant to this Section 5.11 exceed twelve percent (12%) of the amount invested by such Subscriber.

VI   MISCELLANEOUS
     -------------

          6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore, addressed to Endorex Corporation, 28101 Ballard Drive, Suite F, Lake Forest, IL 60045 Attn: Chief Financial Officer, and to the Subscriber at the Subscriber's address indicated on the signature page of this Agreement. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

          6.2 Except as provided in Section 5.10 above, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

          6.3 Subject to the provisions of Section 5.9 and 6.13, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

          6.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

          6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE EXCLUSIVE FORUMS FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE EITHER THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

          6.6 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

          6.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

          6.8 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

          6.9 (a) The Subscribers severally agree not to issue any public statement with respect to the Subscribers' investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

               (b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name (but not the address) of the Subscriber in the Registration Statement.

          6.10 (a) Each Subscriber severally represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Subscriber hereby severally agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

               (b) The Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement, except for Paramount Capital, Inc.

          6.11 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities as a result of a transfer conducted in accordance with the provisions of Section 5.9 hereof.

          6.12 The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of Article V of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. Accordingly, that any Subscriber shall be entitled to an injunction or injunctions with respect to the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or in equity, and the Company expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the Subscriber bringing such action.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page]

NUMBER OF UNITS ___________ X $100,000 = ______________ (the "Purchase Price")


------------------------------     -----------------------------------
Signature                          Signature (if purchasing jointly)

------------------------------     -----------------------------------
Name Typed or Printed              Name Typed or Printed

------------------------------     -----------------------------------
Entity Name                        Entity Name

------------------------------     -----------------------------------
Address                            Address

------------------------------     -----------------------------------
City, State and Zip Code           City, State and Zip Code

------------------------------     -----------------------------------
Telephone-Business                 Telephone--Business

------------------------------     -----------------------------------
Telephone-Residence                Telephone--Residence

------------------------------     -----------------------------------
Facsimile-Business                 Facsimile--Business

------------------------------     -----------------------------------
Facsimile-Residence                Facsimile--Residence

------------------------------     -----------------------------------
Tax ID # or Social Security #      Tax ID # or Social Security #

Name in which securities should be issued: ___________________________

Dated:    __________________________  ___, ____

     This Subscription Agreement is agreed to and accepted as of ________, 2000.

                                   ENDOREX CORPORATION

                                   By:____________________________________